Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
IDACORP, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, without par value	Rule 457(r)	3,024,067 (2)	$111.00	$335,671,437.00	0.00015310	$51,391.30

Fees Previously Paid	–	–	–	–	–	–		–

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, without par value	415(a)(6)	(3)		$239,328,543.00			S-3ASR (3)	333-285140 (3)	February 21, 2025 (3)	$22,018

	Total Offering Amounts					$574,999,980.00		$51,391.30

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$51,391.30

(1)
The registration fee is calculated in accordance with Rule 457(r) of the Securities Act and represents deferred payment of the registration fees in connection with the shelf registration statement on Form
S-3
(File
No. 333-285140)
filed by the Registrant on February 21, 2025 which was automatically effective (the “2025 Registration Statement”) paid with the filing of this prospectus supplement.

(2)
Represents the total number of shares of the Registrant’s common stock being registered, including 675,675 shares of the Registrant’s common stock that the underwriters have an option to purchase, after accounting for the 2002 Unsold Securities that are being carried forward (as described below).

(3)
IDACORP, Inc. (“IDACORP”) previously registered $500,000,000 aggregate initial offering price of common stock and debt securities pursuant to Registration Statement
No. 333-83434
filed on February 26, 2002 (the “2002 Registration Statement”). As of the date of this prospectus supplement, securities related to the 2002 Registration Statement having an aggregate offering price of up to $239,328,610 remain unsold (“2002 Unsold Securities”), for which a filing fee of $22,018 was paid (the “Unused 2002 Registration Statement Fee”). The 2002 Unsold Securities have subsequently been carried forward pursuant to Rule 415(a)(6) with each of the following registration statements:
(i) S-
3ASR, File
No. 333-155498,
filed November 20, 2008 by IDACORP;
(ii) S-3ASR,
File
No. 333-178023,
filed November 16, 2011 by IDACORP;
(iii) S-3ASR,
File
No. 333-188768,
filed May 22, 2013 by IDACORP;
(iv) S-3ASR,
File
No. 333-211475,
filed May 20, 2016 by IDACORP;
(v) S-3ASR,
File
No. 333-231555,
filed May 17, 2019 by IDACORP; and
(vi) S-3ASR,
File
No. 333-264984,
filed May 16, 2022 by IDACORP; and (v) the 2025 Registration Statement.

Pursuant to Rule 415(a)(6), the 2002 Unsold Securities are being carried
forward and the Unused 2002 Registration Statement Fee will be applied to the 2002 Unsold Securities under this prospectus supplement.